CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of Compass EMP Funds Trust and to the use of our report dated August 29, 2014 on the financial statements and financial highlights of Compass EMP U.S. 500 Volatility Weighted Fund, Compass EMP U.S. Small Cap 500 Volatility Weighted Fund, Compass EMP International 500 Volatility Weighted Fund, Compass EMP Emerging Market 500 Volatility Weighted Fund, Compass EMP U.S. 500 Enhanced Volatility Weighted Fund, Compass EMP International 500 Enhanced Volatility Weighted Fund, Compass EMP REC Enhanced Volatility Weighted Fund, Compass EMP Commodity Strategies Volatility Weighted Fund, Compass EMP Commodity Strategies Enhanced Volatility Weighted Fund, Compass EMP Long/Short Strategies Fund, Compass EMP Market Neutral  Income Fund, Compass EMP Enhanced Fixed Income Fund, Compass EMP Ultra Short-Term Fixed Income Fund, Compass EMP Multi-Asset Balanced Fund, Compass EMP Multi-Asset Growth Fund and Compass EMP Alternative Strategies Fund, each a series of shares of beneficial interest of Compass EMP Funds Trust.  Such financial statements and financial highlights appear in the June 30, 2014 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania

October 27, 2014